UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

  _________________

FORM 8-K

 _________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2017

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Chester Pike

Suite 400

Eddystone, Pennsylvania 19022
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

Prior to May 3, 2017, D’Arelli Pruzansky, P.A. (“DP”) was engaged by InsPro Technologies Corporation (the “Company”) as the Company’s independent registered public accounting firm. On May 3, 2017, the practice of DP was combined with Assurance Dimensions, Inc. (“Assurance”), and the professional staff and partners of DP joined Assurance. As a result, effective May 3, 2017, DP is no longer serving as the Company’s independent registered public accounting firm.

DP’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion of disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2016 and 2015, and through May 3, 2017, there was no disagreement between the Company and DP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of DP, would have caused DP to make reference to the subject matter of the disagreement in its report; and during the years ended December 31, 2016 and 2015, and through May 3, 2017, there were no reportable events, as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company has requested that DP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter, dated May 5, 2017 is filed as Exhibit 16.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

16.1	Letter of D’Arelli Pruzansky, P.A., dated May 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	May 9, 2017	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

16.1	Letter of D’Arelli Pruzansky, P.A., dated May 5, 2017